梁學濂會計師事務所

PKF

Accountants & business advisers

April 24, 2007

Our Ref. : S586/DW/JL

PRIVATE AND CONFIDENTIAL

The Director
Super Luck, Inc.
Room 1901-02, 19/F Lucky Building
39 Wellington Street
CENTRAL
HONG KONG

Dear Sir,

Super Luck, Inc.

We have reviewed Item 4.02 of Super Luck, Inc.'s Form 8-K dated April 24, 2007 and agree with the statements therein concerning the company.

Yours faithfully,

JL/el

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